Exhibit 99.1

CONTACT:

Solta	Medicis
Lindsay Caulfield (media)	Kara Stancell (media)
(404) 200-0709	(480) 291-5454
Jenifer Kirtland (investors)	Sean Andrews (investors)
(415) 568-9349	(480) 291-5854

SOLTA AND MEDICIS ANNOUNCE CLOSE OF AGREEMENT FOR LIPOSONIX®

HAYWARD, Calif. and SCOTTSDALE, Ariz.—November 1, 2011— Solta Medical, Inc. (Solta) (NASDAQ:SLTM) and Medicis Pharmaceutical Corporation (Medicis) (NYSE:MRX) today announced that the two companies have closed their previously announced Stock Purchase Agreement for Solta to acquire all of the outstanding shares of Medicis Technologies Corporation (formerly LipoSonix, Inc.), a subsidiary of Medicis.

“The addition of LIPOSONIX® adds another innovative technology to our market-leading portfolio of products,” said Stephen J. Fanning, Chairman, President and Chief Executive Officer of Solta. “High Intensity Focused Ultrasound (HIFU) represents a unique technology in the fat ablation market. We view this as a complementary technology to our existing Fraxel® and Thermage® offerings, creating additional cross-selling opportunities in our core customer base of leading plastic surgeons and dermatologists. We now have one of the strongest portfolios in the aesthetic space, with non-invasive, cutting-edge technologies in large and growing market segments – body contouring, skin tightening, skin resurfacing and rejuvenation, as well as acne reduction.”

“We are pleased to announce the close of this agreement with Solta,” said Jonah Shacknai, Chairman and Chief Executive Officer. “We believe Solta’s expertise in the aesthetic energy device market will serve the LIPOSONIX technologies well, as the worldwide market for fat ablation continues to be attractive. We are grateful to our employees for their commitment to the success of LIPOSONIX, and look forward to its continued success.”

Under the terms of the agreement, Solta paid to Medicis $15 million at closing, and will pay $20 million on or prior to November 19, 2011, as a result of achieving clearance in late October 2011 by the U.S. Food and Drug Administration (FDA) of the second generation LIPOSONIX system. Solta will also make certain additional future contingent payments based upon, among other things, the achievement of specified year-to-year increases in the worldwide commercial performance of the LIPOSONIX technologies. Solta’s obligation to make these additional future contingent payments expires after approximately 7 years. Additionally, Solta has assumed Medicis’ obligations to make future contingent payments under the acquisition agreement between Medicis and the former shareholders of LipoSonix, Inc.

The first generation LIPOSONIX system is currently marketed in Canada, the European Union and Japan. Medicis announced plans in February to explore strategic alternatives for the LIPOSONIX business, including, but not limited to, the sale of the stand-alone business, as Medicis focused on its core heritage of medical dermatology and facial aesthetics. The LIPOSONIX business was classified as a discontinued operation for financial statement reporting purposes beginning in the first quarter of 2011. Medicis anticipates providing updated guidance with its third quarter financial results announcement.

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The Market

The LIPOSONIX treatment is not intended as a replacement for liposuction surgery or a healthy lifestyle, or a way to lose weight, but as a noninvasive, nonsurgical approach to aesthetic waist circumference reduction when diet and exercise are not enough. According to the American Society for Aesthetic Plastic Surgery (ASAPS), liposuction represented the second highest number of surgical cosmetic procedures in 2010 with over 280,000 procedures. This equates to a combined U.S. market of over $1.6 billion for liposuction and abdominoplasty.1

About the LIPOSONIX System

The LIPOSONIX system technology was developed over a period of 10 years by leading scientists and ultrasound experts with more than 200 years of combined experience in the development of therapeutic and diagnostic ultrasound devices.

The LIPOSONIX system uses advanced high-intensity focused ultrasound (HIFU) technology to permanently destroy targeted fat just beneath the skin in the treatment areas of the abdomen and flanks as a noninvasive, nonsurgical approach to aesthetic waist circumference reduction. Clinical studies conducted by Medicis Technologies Corporation showed an average waist circumference reduction of approximately 2.6 cm after a single treatment with the LIPOSONIX system. Office visit time and individual results may vary. Results are typically seen in 8 to 12 weeks.

The LIPOSONIX treatment is not a replacement for liposuction surgery or a healthy lifestyle, or a way to lose weight. No special diet or exercise program is required. The LIPOSONIX system has a well-defined safety profile. There is no need for anesthesia.

Important Safety Information for the LIPOSONIX System

The LIPOSONIX treatment may pose certain risks and may not be suitable for everyone. The LIPOSONIX system is intended for adults over 18 years of age who have at least 1.0 cm of fat thickness beyond the selected treatment focal depth of the system in the area to be treated. The most frequently reported side effects during the LIPOSONIX treatment are: discomfort, pain, cold, prickling, tingling or warmth. The most frequently reported side effects after the LIPOSONIX treatment, when used as recommended, are: pain (discomfort), bruising, redness and swelling, which are generally described (or rated) as mild. You should not have the LIPOSONIX treatment if you are pregnant or think you may be pregnant. The LIPOSONIX treatment is available only from a qualified healthcare professional.

About Solta

Solta Medical, Inc. is a global leader in the medical aesthetics market providing innovative, safe, and effective solutions for patients that enhance and expand the practice of medical aesthetics for physicians. The company offers products to address a range of skin issues under the industry’s five premier brands: Thermage®, Fraxel®, Isolaz®, CLARO® and Clear + Brilliant®. Thermage is an innovative, non-invasive radiofrequency procedure for tightening and contouring skin. As the leader in fractional laser technology, Fraxel delivers minimally invasive clinical solutions to resurface aging and sun damaged skin. Isolaz was the first laser or light based system indicated for the treatment of inflammatory acne, comedonal acne, pustular acne, and mild-to-moderate inflammatory acne. CLARO is a personal care acne system that is the first FDA cleared over-the-counter IPL device that uses a powerful combination of both heat and light to clear skin quickly and naturally. Clear + Brilliant is a unique, cost-effective treatment that utilizes safe, fractional laser technology to correct and prevent early signs of aging and is FDA cleared and CE marked. Since 2002, approximately one million Thermage, Fraxel and Isolaz procedures have been performed in over 100 countries. For more information about Solta, call 1-877-782-2286 or log on to www.Solta.com.

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Solta Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Examples of such forward-looking statements include, but are not limited to, the strategic fit of the LIPOSONIX business into Solta’s business, the potential benefits of the acquisition, including the commercial success of the LIPOSONIX system and success in cross-selling to Solta’s existing customer base. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks and uncertainties, which may cause Solta’s actual results or the occurrence of expected events to differ materially from the statements contained herein. Factors that might cause such a difference include the risk that adoption of the LIPOSONIX product line does not grow (or grows less than anticipated), risks arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory clearances and closing conditions relating to the transaction, risks inherent in acquisitions of technologies and businesses, including the timing and successful completion of technology and product development, integration issues, costs and unanticipated expenditures, changing relationships with customers, suppliers and strategic partners, potential contractual, intellectual property, and tax or employment issues as a result of, among other things, economic conditions and consumer and physician confidence causing changes in consumer and physician spending habits that affect demand for our products and treatments. Further information on potential risk factors that could affect Solta’s business and its financial results are detailed in its Form 10-K for the year ended December 31, 2010, and other reports as filed from time to time with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speaks only as of the date they are made. Solta undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

About Medicis

Medicis is the leading independent specialty pharmaceutical company in the United States focusing primarily on the treatment of dermatological and aesthetic conditions. The Company is dedicated to helping patients attain a healthy and youthful appearance and self-image. Medicis has leading branded prescription products in a number of therapeutic and aesthetic categories. The Company’s products have earned wide acceptance by both physicians and patients due to their clinical effectiveness, high quality and cosmetic elegance.

The Company’s products include the brands DYSPORT® (abobotulinumtoxinA) 300 Units for Injection, PERLANE® Injectable Gel, PERLANE-L® Injectable Gel with 0.3% Lidocaine, RESTYLANE® Injectable Gel, RESTYLANE-L® Injectable Gel with 0.3% Lidocaine, LOPROX® (ciclopirox) Gel 0.77% and Shampoo 1%, SOLODYN® (minocycline HCl, USP) Extended Release Tablets, VANOS® (fluocinonide) Cream, 0.1%, ZIANA® (clindamycin phosphate 1.2% and tretinoin 0.025%) Gel, AMMONUL® (sodium phenylacetate and sodium benzoate) Injection 10%/10%, BUPHENYL® (sodium phenylbutyrate) Tablets and Powder and the over-the-counter brand ESOTERICA®.

For more information about Medicis, please visit the Company’s website at www.Medicis.com. Printed copies of the Company’s complete audited financial statements are available free of charge upon request.

NOTE: Full prescribing information for any Medicis prescription product is available by contacting the Company or by visiting www.Medicis.com. All trademarks are the property of their respective owners.

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Medicis Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements included in this press release that address activities, events or developments that Medicis expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements are based on certain assumptions made by Medicis based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. No assurances can be given, however, that these activities, events or developments will occur or that such results will be achieved. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of Medicis. Several of these risks are outlined in the Company’s most recent annual report on Form 10-K for the year ended December 31, 2010, and other documents we file with the Securities and Exchange Commission. Forward-looking statements represent the judgment of Medicis management as of the date of this release, and Medicis disclaims any intent or obligation to update any forward-looking statements contained herein, which speak as of the date hereof.

[1]	American Society for Aesthetic Plastic Surgery, Cosmetic Surgery National Data Bank Statistics, 2010

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